EXHIBIT 23.2



                         Consent of Independent Auditors

         We consent to the incorporation by reference in the Registration Statement on Form S-2 of OneLink Communications, Inc. of our report dated January 29, 1999 (except for Note 13 that is dated March 31, 1999) on the consolidated financial statements of OneLink Communications, Inc., which report appears in the Annual Report on Form 10-KSB for the year ended December 31, 1998.



                                              /s/ Lund Koehler Cox & Arkema, LLP






Minneapolis, Minnesota
April 21, 1999